CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 23, 2014
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. TO ACQUIRE
COMMUNITY BANC-CORP OF SHEBOYGAN, WISCONSIN

Dubuque, Iowa, October 23, 2014-Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has entered into a definitive merger agreement with Community Banc-Corp of Sheboygan, Inc., parent company of Community Bank & Trust in Sheboygan, Wisconsin. According to terms of the Agreement, Heartland will acquire Community Banc-Corp in an all stock transaction valued at a price of approximately $52 million or 155% of the adjusted tangible equity of Community Banc-Corp at closing. Heartland expects the transaction to be accretive to its earnings per share in 2015 and 2016, excluding one-time merger related expenses.

Under terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, the outstanding shares of Community Banc-Corp will be converted into shares of Heartland common stock, with the aggregate purchase price to be based upon the financial position of Community Banc-Corp prior to closing. Simultaneous with closing of the transaction, Community Bank & Trust will be merged into Heartland’s Wisconsin Bank & Trust subsidiary. The transaction is expected to be a tax-free exchange with respect to the stock consideration received by the stockholders of Community Banc-Corp.

Community Bank & Trust had assets of approximately $525 million, loans of $410 million and deposits of $429 million as of September 30, 2014. In addition to its main office and three banking centers in Sheboygan, the bank operates branch offices in Sheboygan Falls, Plymouth, Elkhart Lake, Chilton, Glendale and Greenfield, Wisconsin.

For Heartland, the merger adds 10 new locations in eastern Wisconsin to the existing Wisconsin Bank & Trust banking center in Sheboygan and opens the Milwaukee area to potential future expansion. Following the close of the transaction, Heartland will have assets of approximately $6.4 billion and 87 banking centers in ten states. Wisconsin Bank & Trust will have assets in excess of $1.1 billion and 19 banking centers serving its Wisconsin customers.

“We are excited about the prospect of expanding further in Wisconsin,” said Lynn B. Fuller, president and CEO of Heartland. “Community Bank & Trust is an excellent fit for our community banking business model, and its locations match our desire to ‘fill-in’ attractive areas in or close to our existing geographies. Community Bank & Trust is a profitable and financially sound bank that presents an excellent opportunity to build on its solid market share with business and retail customers.”

The transaction is subject to approvals by Community Banc-Corp shareholders and bank regulatory authorities, and is expected to close during the first quarter of 2015.

"Our board views this merger as an excellent move for the customers of Community Bank & Trust,” said Anthony Jovanovich, Chairman and CEO of Community Banc-Corp. “As we considered our strategic direction, including the importance of identifying a potential quality merger partner, Wisconsin Bank & Trust, backed by the deep resources of Heartland, stood out as an excellent fit. We are very pleased to partner with a strong company that operates under a proven business model and is well-known as a forward-thinking organization.

“We believe our customers will benefit from this merger. They will have access to a wide selection of convenient financial products and services offered by Wisconsin Bank & Trust. We will be joining a bank that is committed to face-to-face customer service and locally based community banking that will continue our long tradition of strong community support. At the same time, our customers will have access to a wider menu of financial services and enhanced technology.

“Since our founding more than 25 years ago in 1989, Community Bank & Trust has proudly served the people of east central Wisconsin with personal service and community leadership. Wisconsin Bank & Trust is built on the same principles. We are certain that our customers and communities will see many similarities once the merger is completed.”

Kevin Tenpas, President and CEO of Wisconsin Bank & Trust commented, “We are excited to expand the Heartland community banking business model further into Wisconsin. We are impressed with the quality of Community Bank & Trust’s markets and the opportunity to serve more of the attractive Sheboygan area. We are also pleased to add a talented team of experienced commercial and personal banking professionals with an excellent knowledge of the communities and the clients they serve.”

Fuller concluded, “Our proven strategy of providing the ‘big bank punch with the community bank touch’ will preserve the rich tradition of superior service at Community Bank & Trust, while providing expanded product offerings and innovative delivery channels.”

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Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and Community Banc-Corp of Sheboygan, Inc. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement with the SEC that will include a proxy statement/prospectus to be used by Community Banc-Corp of Sheboygan, Inc. at the special meeting it will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to Community Banc-Corp of Sheboygan, Inc., shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on form S-4 that includes preliminary and final versions of the proxy statement/prospectus and other relevant documents will be available free of charge at www.sec.gov.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $5.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 77 banking locations in 57 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Wisconsin Bank & Trust
Wisconsin Bank & Trust (WB&T) is a community bank with assets of $665 million serving customers in the Madison, Monroe, Green Bay, Sheboygan and southwest areas of Wisconsin. The bank operates nine branch offices and three mortgage origination offices, all located in Wisconsin, and is a subsidiary of Heartland Financial USA, Inc. WB&T is a member of the Federal Deposit Insurance Corporation and an Equal Housing Lender. Learn more at www.wisconsinbankandtrust.com.

About Community Bank & Trust
Community Bank & Trust is a growing bank with strong community roots. Founded in 1989 by fourteen local Sheboygan investors who felt a need for a locally owned and operated independent bank, the bank has grown to over $525 million in assets, ten branch offices, and nearly 200 employees. Community Bank & Trust has been recognized as a leading SBA lender in its size category since 1999 and as Wisconsin's Minority Lender of the Year for two successive years. Offering the competitive lending, deposit, trust and investment services of a larger bank, combined with the personalized touch of an independently owned and operated bank has become the trademark of Community Bank & Trust. Learn more at www.communitybankandtrust.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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Shawano
10
Stevens Point
Neillsville
Green Bay
DePere
Appleton
Nekoosa
39
Neenah
Manitowoc
Chilton
Osh Kosh
43
90
Adams
Elkhart Lake
Crosse
Fond du Lac
Sheboygan
Plymouth
Elroy
Sheboygan Falls
Lake Delton
151
West
Bend
Richland
Center
90
Watertown
94
Glendale
Middleton
Milwaukee
Prairie
du Chien
Fitchburg
Cottage Grove
151
Madison
Greenfield
Lancaster
Janesville
Platteville
Kenosha
Monroe
Beloit
Community Bank & Trust
Wisconsin Bank & Trust